Exhibit 4.3

FORM OF SUBSCRIPTION CERTIFICATE

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN
THE COMPANY’S PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 10, 2007 (THE
“PROSPECTUS”) AND ARE  INCORPORATED HEREIN BY REFERENCE.
COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
COMPUTERSHARE TRUST COMPANY, N.A. AS THE SUBSCRIPTION AGENT.

STOCKHOLDER NAME AND ADDRESS:

«Shareholder_Name»

«Street_Address_1»

«Street_Address_2»

«City», «State»  «Zip»

CERTIFICATE NO.: «Cert_»                                                           CERTIFICATE FOR «Shares» RIGHTS

PROGEN PHARAMACEUTICALS LIMITED
INCORPORATED UNDER THE LAWS OF AUSTRALIA

SUBSCRIPTION CERTIFICATE

EVIDENCING «shares» NONTRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE
________ SHARES OF THE ORDINARY SHARES OF PROGEN PHARMACEUTICALS LIMITED

SUBSCRIPTION PRICE: US$4.75 PER SHARE

VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE
(AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Subscription Rights set forth above, each of which entitles the owner to subscribe for and purchase one ordinary share (the “Ordinary Shares”), of, Progen Pharmaceuticals Limited, an  Australian corporation (the “Company”), on the terms and subject to the conditions set forth in the Company’s Preliminary Prospectus Supplement dated May 10, 2007, and instructions relating thereto on the reverse side hereof. The Subscription Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special issuance or delivery instructions may be specified by completing Section 2 on the reverse side hereof.

Upon exercise hereof, the registered owner will also receive a Warrant  to purchase from the Company one share of Company Ordinary Shares for every two Shares acquired pursuant to this Subscription Certificate, at the US dollar equivalent of AUD$8.40 per Share, calculated at the average interbank exchange rate in effect on the date of exercise (“Exercise Price”).

SUCH SUBSCRIPTION RIGHTS MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED.

Dated:  May 21, 2007

Chairman	Company Secretary

Countersigned By:
Computershare Trust Company, N.A.

SECTION 1 - EXERCISE AND SUBSCRIPTION

SUBSCRIPTION

The undersigned irrevocably exercises Subscription Rights to subscribe for shares of the Company’s Ordinary Shares, as indicated below, on the terms and subject to the conditions specified in the Company’s Preliminary Prospectus Supplement dated May 10, 2007, relating to the offering of such Subscription Rights, receipt of which is hereby acknowledged.

(a)                                  Number of shares of the Company’s Common Stock subscribed for pursuant to the Subscription Privilege: ______________________

(b)                                 Total Subscription Price (total number of shares subscribed for pursuant to the Subscription Privilege multiplied by the Subscription Price of US$4.75 per share): $___________________.

METHOD OF PAYMENT (CHECK ONE)

☐                        Uncertified personal check, payable to Computershare Trust Company, N.A., as Subscription Agent for Progen Pharmaceuticals Limited  Please note that funds paid by uncertified personal check may take at least five business days to clear.  Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds.

☐                        Certified check or bank check drawn on a U.S. bank or money order, payable to Computershare Trust Company, N.A.., as Subscription Agent for Progen Pharmaceuticals Limited

☐                        Wire transfer directed to the account maintained by Computershare Trust Company, N.A. at:

Colorado Business Bank
15710 W. Colfax Avenue
Golden, Colorado 80401
(303) 293-2265
ABA# 102003206
Credit Account # 3055035
Account Name:	Computershare Trust Company, N.A.
Warrant Escrow Account

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of Ordinary Shares that are stated to be subscribed for, or if the number of  shares of Ordinary Shares being subscribed for is not specified, the number of ordinary shares of Ordinary Shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount.  If the amount enclosed or transmitted exceeds the purchase price for all ordinary shares of Ordinary Shares that the undersigned has the right to subscribe for under the Subscription Privilege (such excess amount, the “Subscription Excess”), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

DELIVERY INSTRUCTIONS

Upon completion of this Subscription, please deliver it along with payment to:

If by Mail:	Computershare Trust Company, N.A.
P.O. Box 1596
Denver, Colorado 80201-1596

If by Overnight Delivery:	Computershare Trust Company, N.A.
350 Indiana Street
Golden, Colorado 80401

SECTION 2 — SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR
SUBSCRIPTION RIGHTS HOLDERS:

To be completed ONLY if certificate representing the Ordinary Shares is to be issued in a name other than that of the registered holder or is to be sent to an address other than that shown above.  (See the Instructions included with this Rights Certificate.)  Do not forget to complete the guarantee of signature(s) section below.

Please issue the certificate representing the Ordinary Shares in the following name and /or deliver to the following address:

Name:                                                                                                     Soc. Sec. #/Tax ID #:

Address:

ACKNOWLEDGMENT — THE SUBSCRIPTION ORDER FORM
IS NOT VALID UNLESS YOU SIGN BELOW

I / We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Certificate to the Company’s Subscription Agent, I / we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I / we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I / we certify that although the certificate representing the Ordinary Shares is to be issued in a name other than the registered holder, beneficial ownership of the Ordinary Shares will not change.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Subscriber’s Signature(s):                                                                                                    Date:

                                                                                                  Date:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).  (See the Instructions included with this Rights Certificate.)

Name:                                                                             Capacity:

Address:                                                                                                                        Phone:

                                                                                                                        Soc. Sec. # or Tax ID #:

GUARANTEE OF SIGNATURE(S)

All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.  (See the Instructions.)

Signature Guaranteed by: _________________________________________________

Eligible Institution